UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2008

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, SUITE 1500, SALT LAKE CITY, UTAH	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01                      Regulation FD Disclosure

Zions Bancorporation announced earlier this morning that on April 30, 2008, it transferred $1.5 billion of bank and insurance trust preferred CDO securities from Available For Sale (AFS) to Held To Maturity (HTM).

“This classification, made in accordance with Generally Accepted Accounting Principles, has no immediate impact on earnings, GAAP capital or regulatory capital,” said Doyle L. Arnold, vice-chairman and chief financial officer. “It also means that any future deterioration in the market value of these securities will not adversely impact either earnings or capital unless a security is deemed to be Other Than Temporarily Impaired (OTTI).”

At April 30, 2008, these securities had a fair value of $1.227 billion. Approximately $276 million of the $273 million difference between the book value and the fair value had been previously recognized in Other Comprehensive Income (Loss) as of March 31, 2008. To the extent that these securities are held through maturity, the amount of the difference will accrete back into tangible equity over the remaining life of the securities, which would have a positive impact on tangible equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

June 17, 2008	By:	/s/ Thomas E. Laursen
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel